Exhibit 5.1

lawyers@saul.com www.saul.com Our File: 948580.00040

May 20, 2024

COPT Defense Properties 6711 Columbia Gateway Drive Suite 300 Columbia, Maryland 21046

Re:	Registration Statement on Form S-8
2017 Omnibus Equity and Incentive Plan

Ladies and Gentlemen:

We have acted as Maryland counsel to COPT Defense Properties, a Maryland real estate investment trust (the “Company”), in connection with the registration of an additional 3,500,000 common shares of beneficial interest, $0.01 par value, of the Company (the “Shares”) for issuance under the Company’s 2017 Omnibus Equity and Incentive Plan (the “Plan”) pursuant to a registration statement on Form S-8 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Act”). The Registration Statement references a registration statement on Form S-8 filed by the Company (Registration No. 333-218035) with the Securities and Exchange Commission (the “Commission”) under the Act on May 16, 2017, also relating to the Plan (the “Original Registration Statement”).

As a basis for our opinions, we have examined the following:

(i)     a copy of the Registration Statement filed by the Company with the Commission under the Act; and

(ii)    a copy of the Original Registration Statement.

The Registration Statement and the Original Registration Statement are collectively referred to herein as the “Documents.”

1001 Fleet Street 9th Floor Baltimore, MD 21202-4359 Phone: (410) 332-8600 Fax: (410) 332-8862
CALIFORNIA DELAWARE FLORIDA ILLINOIS MARYLAND MASSACHUSETTS MINNESOTA NEW JERSEY NEW YORK PENNSYLVANIA WASHINGTON, DC
A DELAWARE LIMITED LIABILITY PARTNERSHIP
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COPT Defense Properties
May 20, 2024

Also, as a basis for these opinions, we have examined originals or certified copies of the following:

(i)a certified copy of the Amended and Restated Declaration of Trust of the Company filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on March 3, 1998, as amended on October 12, 2001, September 12, 2003, December 28, 2004, May 27, 2008, May 18, 2010, June 19, 2012, September 22, 2014, May 15, 2017, October 30, 2017, May 15, 2018, and September 5, 2023 (collectively, the “Declaration of Trust”);
(ii)a certified copy of the Amended and Restated Bylaws of the Company, as amended and effective as of May 11, 2017 (the “Bylaws”);
(iii)resolutions adopted by the Board of Trustees of the Company on March 8, 2017 and May 11, 2017 (the “Original Resolutions”);
(iv)a copy of the unanimous written consent of the Board of Trustees of the Company dated as of March 15, 2024, approving, among other matters, the filing of the Registration Statement (together with the Original Resolutions, the “Resolutions”);
(v)a good standing certificate of the Company, issued by the SDAT, dated May 16, 2024;
(vi)the Plan;
(vii)a certificate of the secretary of the Company as to the authenticity of the Declaration of Trust and Bylaws of the Company, the incumbency of the officers of the Company, the Resolutions, and other matters that we have deemed necessary and appropriate; and
(viii) such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.
In reaching the opinions set forth below, we have assumed:

(a)that all signatures on the Documents and any other documents submitted to us for examination are genuine;
(b)the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;
(c)the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;
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COPT Defense Properties
May 20, 2024

(d)that all persons executing documents on behalf of any party are duly authorized;
(e)that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Shares that would have an adverse effect on the due authorization or valid issuance or delivery of the Shares;
(f)that at the time of delivery of the Shares, all contemplated additional actions shall have been taken, and the authorization of the issuance of the Shares by the Board of Trustees of the Company will not have been modified or rescinded;
(g)that the issuance of the Shares will not violate any then-applicable law or result in a violation of any provision of any instrument or agreement then binding on the Company, or any restriction then imposed by any court or governmental body having jurisdiction over the Company;
(h)that the consideration received or proposed to be received for the issuance of Shares as contemplated by the Registration Statement is not less than the par value per share;
(i)that the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of the Shares, and any other contemporaneously issued or reserved common shares or preferred shares, together with the number of common shares and preferred shares previously issued and outstanding and the number of common shares and preferred shares previously reserved for issuance upon the conversion or exchange of other securities issued by the Company, does not and will not exceed the number of then-authorized shares of beneficial interest of the Company or of the then-authorized shares of beneficial interest within any applicable series of common shares or preferred shares;
(j)that the Shares have been properly reserved by the Company; and
(k)that the effectiveness of neither the Original Registration Statement nor the Registration Statement under the Act has been terminated or rescinded.
As to various questions of fact material to our opinions, we have relied upon a certificate and representations of David L. Finch, as Secretary of the Company (the “Secretary’s Certificate”), and have assumed that the Secretary’s Certificate and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.
Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland.
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COPT Defense Properties
May 20, 2024

2.The Shares have been duly and validly authorized for issuance and, when the Shares are issued and delivered in the manner and for the consideration contemplated by the Plan, will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland. We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.
(ii)We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.
(iii)We express no opinion on the applicability of any state or federal securities law, statute, rule or regulation to the transactions contemplated by the Plan and the Registration Statement.
(iv)We express no opinion on the conditions under which the Shares may be resold.
This opinion is being furnished to you, for your benefit, and for your transfer agent, EQ Shareowner Services, who may rely on this opinion. The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Registration Statement. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.
We hereby consent to the filing of this opinion as an exhibit to the Company’s registration statement on Form S-8 to be filed with the Commission on May 20, 2024, and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ SAUL EWING LLP
SAUL EWING LLP

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